Exhibit 1

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and any subsequent amendments thereto, and have duly executed this joint filing agreement as of the date set forth below.

Date: May 19, 2023

SR ONE CAPITAL FUND I AGGREGATOR, L.P. By: SR One Capital Partners I, LP By: SR One Capital Management, LLC

By:	/s/ Sasha Keough
Name: Sasha Keough
Title: Attorney-in-Fact

SR ONE CAPITAL PARTNERS I, LP By: SR One Capital Management, LLC, its General Partner

By:	/s/ Sasha Keough
Name: Sasha Keough
Title: Attorney-in-Fact

SR ONE CO-INVEST II, LP By: SR One Co-Invest II Manager, LLC its Manager By: SR One Capital Management, LLC, its Manager

By:	/s/ Sasha Keough
Name: Sasha Keough
Title: Attorney-in-Fact

SR ONE CO-INVEST II MANAGER, LLC By: SR One Capital Management, LLC, its Manager

By:	/s/ Sasha Keough
Name: Sasha Keough
Title: Attorney-in-Fact

SR ONE CAPITAL MANAGEMENT, LLC

By:	/s/ Sasha Keough
Name: Sasha Keough
Title: Attorney-in-Fact

*
Simeon George

*/s/ Sasha Keough
Sasha Keough
As attorney-in-fact

This Agreement relating to Schedule 13D was executed by Sasha Keough on behalf of the entities and individual listed above pursuant to a Power of Attorney a copy of which is attached hereto as Exhibit 2.